SPECIAL MEETING OF STOCKHOLDERS OF

WSB HOLDINGS, INC.

                , 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.twsb.com/ab_financial_quarterly.html.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		FOR	AGAINST	ABSTAIN

1.Approval of the Agreement and Plan of Merger dated September 10, 2012, as amended, by and between Old Line Bancshares, Inc. and WSB Holdings, Inc., pursuant to which WSB Holdings, Inc. will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity.
		☐	☐	☐

2.Approval by advisory (non-binding) vote of "golden parachute compensation" payable under existing agreements or arrangements that certain WSB Holdings, Inc. officers will receive in connection with the merger.
		☐	☐	☐

3.Adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting.

		☐	☐	☐
4.To act upon any other matter that may properly come before the special meeting or any adjournment or postponement thereof.

The shares represented by this Proxy will be voted as and to the extent specified herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If this Proxy does not specify otherwise, said shares will be voted FOR each of Proposals 1, 2 and 3 and will be voted in the discretion of the proxy holder as to any other matters presented at the meeting. The Board of Directors solicits discretionary authority to cumulate votes if other shareholders also indicate their intention to cumulate votes. If votes in the election for Directors are cumulated, votes cast by a shareholder by proxy will be distributed among those nominees selected by him in a manner intended to elect the maximum number of the nominees of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Revocable Proxy
WSB HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of WSB Holdings, Inc. ("WSB"), hereby appoints and constitutes Gerald J. Whittaker and Cheryl Golden, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution and revocation in each, to vote the stock of the undersigned at the Special Meeting of Stockholders of WSB, to be held at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Prince George's County, Maryland 20716, on,            , 2013, at 9:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side and described in the Notice of Special Meeting and Proxy Statement dated            , 2013, receipt of which is hereby acknowledged, and with discretionary authority as to any other matters that may properly come before the special meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

WSB HOLDINGS, INC.

                  , 2013

PROXY VOTING INSTRUCTIONS

INTERNET-Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER

MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON -You may vote your shares in person by attending the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.twsb.com/ab_financial_quarterly.html.
\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		FOR	AGAINST	ABSTAIN

1.Approval of the Agreement and Plan of Merger dated September 10, 2012, as amended, by and between Old Line Bancshares, Inc. and WSB Holdings, Inc., pursuant to which WSB Holdings, Inc. will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity.
		☐	☐	☐

2.Approval by advisory (non-binding) vote of "golden parachute compensation" payable under existing agreements or arrangements that certain WSB Holdings, Inc. officers will receive in connection with the merger.
		☐	☐	☐

3.Adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting.

		☐	☐	☐
4.To act upon any other matter that may properly come before the special meeting or any adjournment or postponement thereof.

The shares represented by this Proxy will be voted as and to the extent specified herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If this Proxy does not specify otherwise, said shares will be voted FOR each of Proposals 1, 2 and 3 and will be voted in the discretion of the proxy holder as to any other matters presented at the meeting. The Board of Directors solicits discretionary authority to cumulate votes if other shareholders also indicate their intention to cumulate votes. If votes in the election for Directors are cumulated, votes cast by a shareholder by proxy will be distributed among those nominees selected by him in a manner intended to elect the maximum number of the nominees of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.